Exhibit 21.1
SUBSIDIARIES

Subsidiary		Jurisdiction of Organization
1	Charles River Laboratories, Inc.	Delaware
2	Charles River UK Limited	United Kingdom (England)
3	Charles River Laboratories Saint‑Constant S.A.	Quebec, Canada
4	Charles River Nederland B.V.	Netherlands
5	Charles River Laboratories Holding SAS	France
6	Charles River Laboratories France C.R.L.F. SAS	France
7	BioFocus DPI (Holdings) Limited	United Kingdom (England)
8	Charles River Laboratories Belgium SRL	Belgium
9	Charles River Laboratories España SA	Spain
10	Charles River Laboratories Italia Srl	Italy
11	Charles River Laboratories Germany Holding GmbH	Germany
12	Charles River Laboratories Poland Sp. Z.o.o.	Poland
13	Charles River Laboratories Ireland Limited	Ireland
14	Charles River Laboratories Research Models and Services, Germany GmbH	Germany
15	Charles River Laboratories Luxembourg S.a.r.l.	Luxembourg
16	Charles River Laboratories Group	United Kingdom (Scotland)
17	Charles River Laboratories Edinburgh Limited	United Kingdom (Scotland)
18	Charles River ULC	Nova Scotia, Canada
19	Charles River Laboratories Montreal ULC	Nova Scotia, Canada
20	Charles River Laboratories Australia Pty. Ltd.	Australia
21	Zhanjiang A&C Biological Ltd.	China
22	Charles River Laboratories Korea	Korea
23	Charles River Laboratories Asia Holdings Limited	Hong Kong
24	Charles River Laboratories Germany GmbH	Germany
25	Charles River Discovery Research Services, Inc.	Michigan
26	Charles River Laboratories India Private Limited	India
27	Charles River Discovery Research Services Finland Oy	Finland
28	Accugenix LLC	Delaware
29	Beijing Vital River Laboratory Animal Technology Co. Ltd.	China
30	Charles River Detecçăo Microbiana e de Endotoxina Participaçơes Ltda	Brazil
31	Charles River Endotoxin and Microbial Detection Singapore Pte. Ltd.	Singapore
32	Charles River Endotoxin Microbial Detection Europe SAS	France
33	Charles River Laboratories Holdings Limited	United Kingdom (England)
34	Charles River Discovery Research Services UK Limited	United Kingdom (England)
35	Charles River Laboratories Cleveland, Inc.	Delaware
36	Charles River Endotoxin and Microbial Detection Israel	Israel
37	Celsis Group Limited	United Kingdom (England)
38	Celsis Limited	United Kingdom (England)
39	Celsis International B.V.	Netherlands
40	Charles River Microbial Solutions Germany GmbH	Germany
41	Charles River Laboratories France Safety Assessment SAS	France
42	CRL Safety Assessment, Inc.	Delaware
43	Charles River Laboratories SA USA, Inc.	Delaware
44	Charles River Laboratories Ashland, LLC	Delaware

45	Charles River Laboratories SA Netherlands Holdings B.V.	Netherlands
46	Charles River Laboratories I Delaware Holdings, Inc.	Delaware
47	Charles River Laboratories II Delaware Holdings, Inc.	Delaware
48	Charles River Laboratories Den Bosch B.V.	Netherlands
49	Zhejiang Vital River Laboratory Animal Technology Co. Ltd.	China
50	Charles River Microbial Solutions International Limited	Ireland
51	Charles River Microbial Solutions (Shanghai) Company Limited	China
52	Charles River Laboratories Denmark ApS	Denmark
53	CRL Group International France	France
54	Charles River Laboratories Evreux	France
55	Charles River Laboratories Saint Nazaire	France
56	Charles River Laboratories Hungary	Hungary
57	Charles River Laboratories Switzerland AG	Switzerland
58	Charles River Laboratories Cell Solutions, Inc.	California
59	Cobra Biologics Limited	United Kingdom (England)
60	Guangdong Vital River Laboratory Animal Technology Co. Ltd	China
61	Si Chuan Vital River Laboratory Animal Technologies Co. Ltd.	China
62	Charles River Laboratories Japan G.K.	Japan
63	Charles River Laboratories Sweden AB	Sweden
64	Cobra Biologics Holding Limited	United Kingdom (England)
65	Charles River Accelerator & Development Laboratories (Shanghai) Company Limited	China
66	Zhanjiang Puju Biological Co. Ltd.	China
67	Hainan New Source Biotech Ltd.	China
68	Charles River Nederland II B.V.	Netherlands
69	Kandurt LLC	Delaware
70	Kandurt Member LLC	Delaware
71	Noveprim Limited	Mauritius
72	Noveprim Property Limited	Mauritius
73	Camarney S.L. Spain	Spain
74	Charles River Laboratories (Cambodia) Co. Ltd.	Cambodia
75	Sci les Oncins	France
76	Charles River Laboratories England Limited	United Kingdom (England)